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Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO SECTION 11 HEREOF, AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

FORM OF WARRANT AGREEMENT

To Purchase Shares of Common Stock

U.S GOLD CORP.

Dated as of August [__], 2020 (the “Effective Date”)

WHEREAS, U.S. Gold Corp., a Nevada corporation (the “Company”), has entered into a Securities Purchase Agreement, dated August [__], 2020 with the purchasers identified on the signature pages thereto for the sale of Securities (as defined in the Purchase Agreement), including warrants to purchase Common Stock (as amended and in effect from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to issue to [_____________________], or its designees (the “Warrantholder”) this Warrant Agreement, evidencing the right to purchase shares of the Company’s Common Stock (this “Warrant”, “Warrant Agreement”, or this “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder having executed and delivered the Purchase Agreement and provided the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to [_____________] shares of Common Stock, at a purchase price per share of $6.00 (the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Articles of Incorporation or other constitutional document, as may be amended and in effect from time to time.

“Common Stock” means the Company’s common stock, $0.001 par value per share, as presently constituted under the Charter, and any class and/or series of Company capital stock for or into which such common stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Liquid Sale” means the closing of a Merger Event in which the consideration received by the Company and/or its stockholders, as applicable, consists solely of cash and/or Marketable Securities.

“Marketable Securities” in connection with a Merger Event means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Warrantholder in connection with the Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) following the closing of such Merger Event, Warrantholder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Warrantholder in such Merger Event were Warrantholder to exercise this Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Merger Event.

“Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the then-effective Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is then exercised.

SECTION 2. TERM OF THE AGREEMENT.

The term of this Agreement and the right to purchase Common Stock as granted herein shall commence on the Effective Date and, subject to Section 8(a) below, shall be exercisable for a period ending upon the fifth (5th) anniversary of the Effective Date.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, subject to Section 3(b), prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than two (2) business days thereafter, the Company or its transfer agent shall, at the direction of the Warrantholder, either (i) issue to the Warrantholder a certificate for the number of shares of Common Stock purchased, or (ii) credit the same to the Warrantholder no later than the second (2nd) trading day following the Company’s receipt of the Notice of Exercise, and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases under this Warrant, if any.

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The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii), if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Warrantholder, by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement setting forth the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, and such an exercise is permitted hereunder, the Company will issue shares of Common Stock in accordance with the following formula:

X = Y(A-B)

A

Where:	X = the number of shares of Common Stock to be issued to the Warrantholder.

Y = the number of shares of Common Stock requested to be exercised under this Agreement.

A = the then-current fair market value of one (1) shares of Common Stock at the time of exercise.

B = the then-effective Exercise Price.

For purposes of the above calculation, the current fair market value of shares of Common Stock shall mean with respect to each shares of Common Stock:

(i) at all times when the Common Stock shall be traded on a national securities exchange, inter-dealer quotation system or over-the-counter bulletin board service, the volume weighted average price of the Common Stock on the trading day immediately preceding the date on which Warrantholder elects to exercise this Warrant by means of a Net Issuance, as set forth in the applicable Notice of Exercise;

(ii) if the exercise is in connection with a Merger Event, the fair market value of a share of Common Stock shall be deemed to be the per share value received by the holders of the outstanding shares of Common Stock pursuant to such Merger Event as determined in accordance with the definitive transaction documents executed among the parties in connection therewith; or

(iii) in cases other than as described in the foregoing clauses (i) and (ii), the current fair market value of a share of Common Stock shall be determined in good faith by the Company’s Board of Directors.

Upon partial exercise by either cash or, upon request by the Warrantholder and surrender of all or a portion of this Warrant, Net Issuance, prior to the expiration or earlier termination hereof, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

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(b) Exchange Cap. The Company shall not effect any exercise of this Warrant, and the Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to the exercise set forth on the applicable Notice of Exercise, such Warrantholder (together with any Securities issued to the Warrantholder under the Purchase Agreement) would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”). Until the appropriate approval of the Company’s stockholders is obtained, no Warrantholder shall be issued in the aggregate, upon exercise of this Warrant (together with any shares Securities issued to the Warrantholder under the Purchase Agreement), Common Stock in an amount greater than the product of the Exchange Cap multiplied by its pro rata share (based on the relative number of such shares Preferred Stock issued to each Holder).

SECTION 4. RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS STOCKHOLDER.

Without limitation of any provision hereof, Warrantholder agrees that this Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of any of the purchase rights set forth in this Agreement.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(f) below. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:

(a) Merger Event. In connection with a Merger Event that is a Liquid Sale, this Warrant shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive the consideration payable on or in respect of all shares of Common Stock that are issuable hereunder as of immediately prior to the closing of such Merger Event less the Purchase Price for all such shares of Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to Warrantholder as and when it is paid to the holders of the outstanding shares of Common Stock. In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Warrant and the obligations of the Company hereunder on the closing thereof, and thereafter this Warrant shall be exercisable for the same number and type of securities or other property as the Warrantholder would have received in consideration for the shares of Common Stock issuable hereunder had it exercised this Warrant in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Warrant. The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

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(b) Reclassification of Shares. Except for Merger Events subject to Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes of securities, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which this Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:

(i) pay a dividend with respect to the outstanding shares of Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of shares of Common Stock for which this Warrant is exercisable shall be proportionately increased; or

(ii) make any other dividend or distribution on or with respect to Common Stock, except any dividend or distribution (A) in cash, or (B) specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Notice of Certain Events. If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Stock, payable in stock, cash, property or other securities; (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of capital stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Stock.

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SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Common Stock. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the term hereof the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) does not violate the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) except as could not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement), does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Warrant Shares upon exercise of this Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

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SECTION 10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. This Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Warrant Shares are not, as of the Effective Date, registered under the Act or qualified under applicable state securities laws, and (ii) that the Company’s reliance on exemption from such registration is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect (“Regulation D”).

SECTION 11. TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company agrees to supply such other documents as the Warrantholder may from time to time reasonably request.

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(e) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(f) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

If to Warrantholder, to the address for the Warrantholder that appears in the Company’s Warrant register;

If to the Company:

U.S Gold Corp.

1910 East Idaho Street

Suite 102-Box 604

Elko, NV 89801

Attention: Edward M. Karr

E-mail: ek@usgoldcorp.gold

or to such other address as each party may designate for itself by like notice.

(g) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(h) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(i) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(m), 12(n), 12(o).

(j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(k) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

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(l) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement in accordance with their terms.

(m) Governing Law. This Agreement has been negotiated and delivered to Warrantholder in the State of Nevada, and shall be deemed to have been accepted by Warrantholder in the State of Nevada. Delivery of shares of Common Stock to Warrantholder by the Company under this Agreement is due in the State of Nevada. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(n) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of Nevada. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Las Vegas, Nevada; (b) waives any objection as to jurisdiction or venue in Las Vegas, Nevada; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(f), and shall be deemed effective and received as set forth in Section 12(f). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(o) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising under or in connection with this Warrant be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS WARRANT. This waiver extends to all such Claims, including Claims that involve persons or entities other the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(p) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(q) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Warrantholder. If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

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(r) Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

(s) Legends. To the extent required by applicable laws, this Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of such Warrant Shares, if any) may be imprinted with a restricted securities legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	U.S. GOLD CORP

By:
Name:
Title:

[WARRANTHOLDER SIGNATURE PAGE ON NEXT PAGE]

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Name of Warrantholder: ___________________________________________________________________

Signature: ______________________________________________________________________________

If Entity:	Name _______________________________________________________________

Title ________________________________________________________________

Address:	____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

Telephone No.:	____________________________________________________________________

Email Address:	____________________________________________________________________

[WARRANT HOLDER SIGNATURE PAGE]

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EXHIBIT I

NOTICE OF EXERCISE

To: [____________________________]

(1)	The undersigned Warrantholder hereby elects to purchase [_______] shares of Common Stock of U.S. Gold Corp., pursuant to the terms of the Agreement dated the [___] day of [______, _____] (the “Agreement”) between U.S. Gold Corp. and the Warrantholder, and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any. [NET ISSUANCE: if permitted, elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:

By:
Name:
Title:

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EXHIBIT II

1. ACKNOWLEDGMENT OF EXERCISE

The undersigned [____________________________________], hereby acknowledge receipt of the “Notice of Exercise” from [___________________] to purchase [____] shares of Common Stock of U.S. Gold Corp., pursuant to the terms of the Agreement, and further acknowledges that [______] shares of Common Stock remain subject to purchase under the terms of the Agreement.

COMPANY:	U.S. GOLD CORP.

By:
Title:
Date:

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EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

_________________________________________________________________

(Please Print)

whose address is___________________________________________________

_________________________________________________________________

Dated: ____________________________________

Holder’s Signature: _______________________________

Holder’s Address: _______________________________

_____________________________________________________

Signature Guaranteed: ____________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

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